Exhibit 21

Subsidiaries of the Registrant

As of December 31, 2009

State of Inc.
/Formation/
Entity Name	Partnership
DIRECTV	DE
DTV Entertainment, Inc.	DE
DTV Freedom, LLC	DE
Greenlady Corp	DE
DIRECTV Sports Networks, LLC	DE
DIRECTV Sports Net Northwest, LLC	DE
DIRECTV Sports Net Pittsburgh, LLC	DE
DIRECTV Sports Net Rocky Mountain LLC	DE
LDIG, LLC	DE
LDIG Gamenet, Inc.	DE
DTV Genius, Inc.	DE
Game Show Network, LLC	DE

The DIRECTV Group, Inc.	DE
DIRECTV UK, Ltd.	UK
DTV Satellite Broadband, LLC	DE
DTVG Licensing, Inc. (DBA S2 Licensing)	CA

DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
180 Connect, Inc.	DE
DIRECTV Customer Services, Inc.	DE
DIRECTV, Inc.	CA
DIRECTV Programming Holdings I, Inc.	DE
DIRECTV Programming Holdings II, Inc.	DE
DIRECTV Home Services, LLC	DE
UpSat Direct LLC	DE
LABC Productions, LLC	CA
LABC On-Air Music, Inc.	DE
LABC TV Music, Inc.	DE
DIRECTV Merchandising, Inc.	DE
DIRECTV Operations, LLC	CA

DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
DIRECTV Brasil DTH Ltda.	Brazil
DIRECTV DTH Investments Limited	Cayman Islands
DIRECTV DTH do Brasil Comarcio e Participacoes Ltda.	Brazil
Sky Brasil Servicios Ltda.	Brazil
ITSA, Ltda.	Brazil
Link Express, Ltda.	Brazil
TV Filme Belem, Ltd.	Brazil
TV Filme Brasilia, Ltd.	Brazil
TV Filme Goiania Ltd.	Brazil
TV Filme Operacoes Ltd.	Brazil
TV Filme Programadora, Ltda	Brazil
TV Filme Servicos Ltd.	Brazil
TV Filme Sistema, Ltd.	Brazil
TV Capital Participacoes Ltda.	Brazil
Promancor, S.A.	DE
DIRECTV Latin America, LLC	DE
California Broadcast Center, LLC	DE
DIRECTV Argentina, S.A.	Argentina

State of Inc.
/Formation/
Entity Name	Partnership
DIRECTV Caribbean LLC	DE
DIRECTV Caribe Ltd.	Saint Lucia
DIRECTV Trinidad Limited	Trinidad/ Tobago
DIRECTV Curaçao N.V.	Curaçao
DIRECTV (Barbados) Ltd.	Barbados
DIRECTV Chile LLC	Chile
DIRECTV Chile Television Limitada (dba DIRECTV Chile Ltda.)	Chile
DIRECTV Colombia, Ltda.	Colombia
DIRECTV de Paraguay SRL	Paraguay
DIRECTV Puerto Rico Ltd.	BVI
DIRECTV de Uruguay Ltda.	Uruguay
DIRECTV Latin America Sports, LLC	DE
DIRECTV Mexico Holdings, LLC	DE
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
DIRECTV Peru S.r.L.	Peru
DTH Ecuador C. Ltda.	Ecuador
DIRECTV Ecuador C. Ltda	Ecuador
DTVLA Brazil Investment Holdings, LLC	DE
Galaxy Latin America (Argentina) S.r.L.	Argentina
GLA Brasil Ltda.	Brazil
GLB Brazil Telecommunicacoes Ltda.	Brazil
Galaxy Brasil Ltda.	Brazil
DIRECTV Programacoes Videofonografica Ltda	Brazil
Galaxy Entertainment de Venezuela C.A.	Venezuela
Galaxy Latin America Investments, LLC	DE
Galaxy Latin America Venezuela, S.r.L.	Venezuela
Latin America Sports, LLC	DE
Pasiones TV LLC	DE
Servicios Galaxy Sat III R, C.A.	Venezuela
SurFin LLC	DE
Alpha Tel Holdings, Ltd.	Cayman Island
Alpha Tel S.A.	Argentina
White Holding, B.V.	Netherlands
Telecenter Panamericana Ltda.	Colombia
White Holding Mexico S. de R.L. de C.V.	Mexico
T2Green Equipos S.r.L.	Argentina
Torneos y Competencias S.A.	Argentina
Merkin S.A.	Uruguay
Productora De Eventos S.A.	Uruguay
Revistas Deportivas S.A.	Argentina
South American Sports S.A.	Argentina
T&T Sports Marketing, Ltd.	Cayman Islands
Tele Net Image Corp.	British Virgin Islands
Tele Red Images S.A.	Argentina
Toreos y Competencias S.A.	Uruguay
Workjoy Argentina S.A.	Argentina
Television Satelital Codificada S.A.	Argentina
TyC International B.V.	Netherlands
TyC Minor S.A.	Argentina
DTH (Mexico) Investment Ltd.	Cayman Island
DTH TechCo, Inc.	DE
DTVLA Mexico Investment Holdings, Inc.	DE
Innova Holdings S. de R.L. de C.V.	Mexico
Innova S. de R.L. de C.V.	Mexico
Corporacion de Radio y Television del Norte de Mexico SrL de CV	Mexico
Corporacion Novamagen SrL de CV	Mexico
Corporacion Novavision SrL de CV	Mexico

State of Inc.
/Formation/
Entity Name	Partnership
Novavision Group, Inc.	CA
Novavision Honduras S.A. de C.V.	Honduras
Novavision Panamá S.A.	Panama
Media Vision de Panama, S.A.	Panama
Ridge Manor, Inc.	Panama
Eminent Shine, Inc.	Panama
Galaxy	Nicaragua
SDS	Costa Rica
Sky El Salvador S.A. de C.V.	El Salvador
Television Novavision de Guatemala S.A.	Guatemala
Servicios Novasst SrL de CV	Mexico
Corporacion Satelital Novavision Dominicana S.A.	Mexico
Nova Call Center S. de R.L. de C.V.	Mexico
Servicios Corporativos de Telefonia SrL de CV	Mexico
MCOP Holdings, Inc.	DE
News America DTH TechCo. Inc.	DE
DTH TechCo Partners	DE
Sky Multi-Country Partners	DE
Sky Argentina DTH Management LLC	DE
Sky Argentina DTH Holdings LLC	DE
Sky Argentina S.C.A.	Argentina
Sky Sistemas Argentina SRL	Argentina
Sky Venezuela DTH Holdings LLC	DE
Sky Entertainment Venezuela S.A.	Venezuela
Sky Chile DTH Holdings LLC	DE
Multi-Country DTH Holdings Ltd.	Cayman Island.
Sky Colombia S.A.	Colombia

DTV Network Systems, Inc.	DE
DTV-Mauritius Holdings	Mauritius
First DTV Mauritius Ltd.	Mauritius
Goldman Agent Private Limited	India
DTVG Europe Limited	UK
DTVG UK Limited	UK